UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)       March 6, 2003
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                                MBNA Corporation
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   (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                              19884-0141
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)













Item 5.  Other Events


On March 6, 2003, MBNA Europe Bank Limited, a wholly owned foreign bank subsidiary of MBNA America Bank, N.A., located in the United Kingdom, completed the securitization of 500.0 million pounds sterling five-year credit card asset backed notes issued through Chester Asset Receivables Dealings 2003-A PLC (CARDS trademark). MBNA America Bank, N.A. is a wholly owned subsidiary of MBNA Corporation.

The transaction had three publicly traded asset backed notes, 440.0 million pounds sterling Class A (senior) floating-rate asset backed notes, 25.0 million pounds sterling Class B (subordinate) floating-rate asset backed notes and 35.0 million pounds sterling Class C (subordinate) floating-rate asset backed notes. The Class A notes were priced at par and will accrue interest at 22 basis points over the three-month Sterling London Interbank Offered Rate ("LIBOR"). The Class B notes were priced at par and will accrue interest at 60 basis points over the three-month Sterling LIBOR. The Class C notes were priced at par and will accrue interest at 160 basis points over the three-month Sterling LIBOR. Interest on the Class A notes, Class B notes, and Class C notes will be paid quarterly.

The securities are governed by English law and are expected to be listed on the London Stock Exchange.



































                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                        MBNA CORPORATION


Date:  March 6, 2003                       By: /s/      M. Scot Kaufman
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                                                        M. Scot Kaufman
                                                     Chief Financial Officer